Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 (No. 333-264629) of XP Inc. of our report dated April 5, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in XP Inc’s Annual Report on Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers

Auditores Independentes Ltda.

São Paulo, Brazil

September 7, 2022